EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 8, 2002 (except for Note 3 as to which the date is March 13, 2002), accompanying the consolidated financial statements included in the Annual Report of Xybernaut Corporation, on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Xybernaut Corporation on Form S-8 to be filed on or about July 11, 2002.


/s/ Grant Thornton LLP

Vienna, Virginia
July 11, 2002